Filed Pursuant to Rule 424(b)(5)

Registration No. 333-223203

PROSPECTUS SUPPLEMENT (To Prospectus dated June 29, 2018)

MYnd Analytics, Inc.

2,776,491 Shares of Common Stock

We are offering 2,776,491 shares of our Common Stock (the “Shares”) to certain investors pursuant to this prospectus supplement and the accompanying prospectus and securities purchase agreements with such investors. Each Share will be sold at a price of $1.02 per share.

Our Shares are listed on the Nasdaq Capital Market under the trading symbol “MYND.” On May 22, 2019, the last reported sale price of our Shares was $1.015 per share.

As of May 22, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $10,944,215, which was calculated based on 7,445,044 shares of our outstanding common stock held by non-affiliates at a price of $1.47 per share, the closing price of our common stock on March 25, 2019. During the 12 calendar months prior to, and including, the date of this Prospectus Supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our Shares involves significant risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and page 8 of the accompanying prospectus as well as in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have retained T.R. Winston & Company, LLC to act as our exclusive placement agent in connection with the arrangement of this transaction. We have agreed to pay the placement agent the placement agent fee set forth in the table below, which assumes that we sell all of the shares of common stock we are offering. The placement agent is not required to arrange for the sale of any specific number of shares or dollar amount but will use its “reasonable best efforts” to arrange for the sale of the shares.

	Per Share	Total
Public Offering price	$1.02	$2,832,021
Placement agent fees(1)	$0.0714	$198,241
Proceeds, before expenses, to us	$0.9486	$2,633,779

(1) We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds received in this offering. We have also agreed to issue the placement agent warrants to purchase shares of our common stock in an amount equal to 7.0% of the Shares sold to investors in this offering, at an exercise price of $1.02 per share. See “Plan of Distribution.”

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the Shares against payment on or about May 28, 2019, subject to the satisfaction of certain closing conditions.

T.R. Winston & Company

Prospectus Supplement dated May 22, 2019

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part, the accompanying prospectus dated June 29, 2018, gives more general information about our securities. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectuses we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. Under no circumstances should the delivery to you of this prospectus supplement and the accompanying prospectus or any sale made pursuant to this prospectus supplement create any implication that the information contained in this prospectus supplement or the accompanying prospectus is correct as of any time after the respective dates of such information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “MYnd,” the “Company,” “we,” “us” and “our” refer and relate to MYnd Analytics, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement or the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement. Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement carefully, including the matters set forth under the caption “Risk Factors” beginning on page S-11 of this prospectus supplement and page 8 of the accompanying prospectus, and the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein.

Business Overview

MYnd Analytics, Inc. (the “Company” or "MYnd") employs a clinically validated scalable technology platform to support personalized care for mental health patients. The Company utilizes its patented machine learning, artificial intelligence, data analytics platform for the delivery of telebehavioral health services and its PEER predictive analytics product offering. On November 13, 2017, the Company acquired Arcadian Telepsychiatry Services LLC ("Arcadian"), which manages the delivery of telepsychiatry and telebehavioral health services through a nationwide network of licensed and credentialed psychiatrists, psychologists and master's-level therapists. The Company is commercializing its PEER predictive analytics tool to help physicians reduce trial and error treatment in mental health. MYnd's patented, clinically validated technology platform ("PEER Online") utilizes complex algorithms to analyze electroencephalograms ("EEGs") to generate Psychiatric EEG Evaluation Registry (“PEER”) Reports to predict individual responses to a range of medications prescribed for the treatment of behavioral disorders including depression, anxiety, bipolar disorder, post-traumatic stress disorder (“PTSD”) and other non-psychotic disorders.

Recent Developments

Merger Agreement

On January 4, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among us, our wholly owned subsidiary, Athena Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”), and Emmaus Life Sciences, Inc., a Delaware corporation (“Emmaus”). Under the terms of the Merger Agreement, pending stockholder approval of the transaction, Merger Sub will merge with and into Emmaus with Emmaus surviving the merger and becoming a wholly-owned subsidiary of us (the “Merger”). Subject to the terms of the Merger Agreement, at the effective time of the Merger, Emmaus stockholders will receive a number of newly issued shares of our common stock determined using the exchange ratio described below in exchange for their shares of Emmaus stock. Following the Merger, stockholders of Emmaus will become our majority owners.

The exchange ratio will be determined prior to closing and will cause our securityholders (including holders of options and warrants) prior to the effective time to collectively own 5.9% of the combined company on a fully diluted basis and Emmaus securityholders (including holders of options, warrants and convertible notes) prior to the effective time to collectively own 94.1% of the combined company on a fully diluted basis. The exchange ratio will reflect any dilution that may result from securities sold by us or Emmaus prior to the closing of the Merger and any changes to the number of outstanding convertible securities of each company. The Merger Agreement provides that if Emmaus converts certain debt obligations into equity within six months of the completion of the Merger, Emmaus will issue additional shares (equal to 5.9% of the shares issued in connection with the debt conversion to third parties) to an existing subsidiary of us which is expected to be spun-off to our stockholders of prior to the effective time of the merger, as described below.

The combined company, led by Emmaus’ management team, is expected to be named “Emmaus Life Sciences, Inc.” Prior to the closing of the Merger, MYnd will seek shareholder approval to conduct a reverse split of its outstanding shares if necessary to satisfy listing requirements of the Nasdaq Capital Market (the “NasdaqCM”). The combined company is expected to trade on the NasdaqCM under a new ticker symbol. At the closing, the combined company’s board of directors is expected to consist of one member from us and up to six members from Emmaus. The Merger has been unanimously approved by the Board of Directors of each company. The transaction is expected to close in the first half of 2019, subject to approvals by the stockholders of us and Emmaus, and other closing conditions, including but not limited to the approval of the continued listing of the combined company’s common stock on the NasdaqCM, conversion of MYnd’s preferred stock into common stock, satisfaction of certain cash and debt conversion conditions and consummation of the MYnd spin-off described below.  The Company received correspondence from an attorney purporting to represent a stockholder asserting that certain disclosure included in the recent joint proxy statement/prospectus contained in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 13, 2019 related to the Merger should be modified and that a failure by us to do so could result in the commencement of legal proceedings. No such legal proceedings have been consummated.

Spin-Off

Prior to the closing of the Merger, we intend, subject to obtaining any required regulatory approvals and the completion of certain tax analyses, to transfer all of our businesses, assets and liabilities not assumed by Emmaus to our existing wholly-owned subsidiary, Telemynd, Inc., a Delaware corporation (“Telemyd”), pursuant to the terms of a Separation Agreement entered into on January 4, 2019 by us and MYnd Analytics, Inc., a California corporation (“MYnd California”), which agreement was amended and restated on March 27, 2019 between us, MYnd California and Telemynd. We intend to distribute all shares of Telemynd held by us to our stockholders of record as of a future record date to be determined for said distribution.

The Market for Telebehavioral Health and Predictive Healthcare

Telebehavioral health services involve the use of video conferencing equipment to conduct real time mental health consultations between a clinician and patient including individuals living in underserved areas or those with limited access to services. Over eighty-nine million Americans live in federally designated Mental Health Professional Shortage Areas. Two-thirds of US primary care physicians report not having adequate access to psychiatric care for their patients. Arcadian facilitates on-demand telebehavioral health services to expedite assessment, diagnosis, treatment, and disposition of patients in a wide variety of settings.

Analysts have identified predictive healthcare as one of the fastest-growing markets in healthcare, particularly, healthcare startups using advanced machine learning algorithms for medical imaging and diagnostics, remote patient monitoring, and risk prediction. The global healthcare analytics market is expected to reach USD $42.8 billion by 2024, according to a report by Grand View Research, Inc. Efforts to reduce the spiraling healthcare costs are facilitating the usage of healthcare analytics. Additionally, the benefits of healthcare analytics include the improvement of patient access to customized care, the furthering of transparent operations to enable better public oversight, and innovation in patient care delivery and services.

Arcadian Telepsychiatry Services LLC

Arcadian Telepsychiatry Services LLC, our wholly owned subsidiary acquired in November 2017, manages the delivery of telebehavioral health services through a multi-state network of licensed and credentialed psychiatrists, psychologists and other behavioral health therapists ("Providers"). Although many companies provide broad telehealth services within the U.S., only a few companies have a primary focus on telepsychiatry and telebehavioral health. Arcadian’s business model is unique, because it has access to a broad network of licensed behavioral health professionals exclusively focused on telepsychiatry and telebehavioral health. These Providers collectively offer a full suite of behavioral health and wellness services, including short-term (urgent), medium-term (rehabilitation) and long-term (management) behavioral care.

Arcadian’s telehealth service delivery model is optimized to deliver behavioral health care anytime and anywhere, offering unprecedented access to behavioral health services. All technology for scheduling and videoconferencing is accessible through a secure portal, creating a seamless experience for the patient, referring physician, and Arcadian provider. The Providers' services include initial and follow-up psychiatric evaluations and diagnoses, medication prescribing and monitoring, urgent on-call evaluations, forensic and legal evaluations, individual and family counseling (e.g., grief, behavior problems, job loss) and drug and alcohol abuse rehabilitation counseling. Arcadian also arranges for services through Employee Assistance Programs (teleEAP) that many employers include as part of their employee benefits packages.

Arcadian contracts for most of its Providers' services through contracts (each a "Service Agreement") with the Providers. Neither the Company nor Arcadian has an ownership interest in any Provider, nor any employment relationships with any Provider. All Providers are required to maintain proper state licensing, credentialing and malpractice insurance. In a typical Service Agreement, Arcadian provides certain management and administrative services in support of the Providers' non-medical functions and the Providers provide telebehavioral health services.

Arcadian and its Providers currently have contracts with 32 insurance companies, human capital management corporations (i.e., EAP benefits), outpatient diagnostic and treatment centers, drug and alcohol rehabilitation centers (outpatient and residential), community behavioral health clinics, treatment and rehabilitation centers, corrections facilities, and post-acute care centers. Arcadian is exploring expansion opportunities by providing services to emergency departments, schools (K-12 and college) and large employers. Arcadian's contracts span from Pennsylvania to California and North Dakota to Louisiana and Texas.

PEER Report and PEER Online Database

A PEER Report is a personalized report for a patient which is generated after the patient receives an EEG. An EEG is a painless, non-invasive test that records the brain's electrical activity and provides a basis for comparison against others within the PEER database. MYnd utilizes AI, machine learning and data analytics in order to inform therapeutic regimens, thereby improving patient outcomes and reducing healthcare costs. The PEER Reports use data from EEG tests, outcomes and machine learning to identify endophenotypic markers of drug response. This big data approach has allowed MYnd to generate a large clinical registry and database of predictive algorithms from more than 11,000 unique patients with psychiatric or addictive problems and 40,000 clinical outcomes.

The PEER Outcomes Database consists of physician-provided assessments of the clinical long-term outcomes of patients and their associated medications. The clinical outcomes of patients are recorded using an industry-standard outcome rating scale, the Clinical Global Impression-Improvement scale (“CGI-I”). The CGI-I allows a clinician to rate how much the patient’s illness has improved or worsened relative to a baseline state. A patient’s illness is compared to change over time and rated as: very much improved, much improved, minimally improved, no change, minimally worse, much worse, or very much worse. The format of the data is standardized and that standard is enforced at the time of capture by a software application. Outcome data is input into the database by the treating physician or their office staff. Each physician has access to their patient data through the software tool that captures the clinical outcome data.

We consider the information contained in the PEER Online database to be a valuable trade secret and are diligent about protecting such information. The PEER Online database is stored on a secure server to which only a limited number of employees have access.

Marketing and Sales

The Company will pursue aggressively the expansion of its Arcadian telebehavioral health network, by increasing the number of contracted payors and providers and its geographic reach. The Company will continue to focus marketing efforts on the geographies where there might be fewer available therapists as it continues to develop Arcadian's network. The Company will rely upon its in-house marketing staff to continue to market Arcadian services to insurance companies, EAPs and community behavioral health centers.

The Company will actively pursue cross sales of Arcadian managed care and health system clients. The Company will continue to market paid pilot programs such as the Horizon Blue Cross Blue Shield pilot, while it campaigns for coverage determinations from large health plans and health systems.

The Company also plans to bring this platform to primary care providers, currently the main locus of treatment for behavioral disorders and a physician group that deals every day with the limited access to behavioral health specialists and the poor efficacy of current treatments.

Corporate Information

Our principal executive offices are located at 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, our telephone number is (949) 420-4400 and we maintain a website at www.myndanalytics.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

THE OFFERING

Common stock offered by us:	2,776,491 shares of our common stock
Offering price	$1.02 per share of common stock
Common stock to be outstanding after the offering:	12,700,016 shares of common stock.
Use of proceeds:	We currently expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-21 of this prospectus supplement.
Nasdaq symbol:	MYND
Risk factors:	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

The number of shares our common stock to be outstanding after the offering is based on 9,923,525 shares of our common stock outstanding as of May 22, 2019 and excludes the following:

●	1,050,000 shares issuable upon conversion of our series A and series A-1 preferred stock; and

●	1,670,767 shares issuable upon exercise of currently outstanding options to purchase our common stock

●	6,075,319 shares issuable upon exercise of currently outstanding warrants; and

●	194,354 shares issuable upon exercise of the warrants issuable to the Placement Agent.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in, or contemplated by, the forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “would,” “could,” “estimate,” “potential,” “continue,” or the negative of such terms or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results and the timing of events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed under the caption “Risk Factors” beginning on page S-11 of this prospectus supplement, page 8 of the accompanying prospectus, in the documents incorporated by reference, in any free writing prospectus that we have authorized for use in connection with this offering or as a result of other circumstances beyond our control. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering speak only as of the date on which the statements are made.

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Examples of the risks and uncertainties include, but are not limited to:

●	our planned merger with Emmaus Life Sciences, Inc. (“Emmaus”, and such transaction, the “Merger”);

●	in connection with the Merger, the spin-out of substantially all of our existing business and assets to a wholly-owned subsidiary;

●	our need for immediate additional funding to support our operations and capital expenditures;

●	our ability to successfully maintain listing of our shares of common stock on the Nasdaq;

●	our history of operating losses;

●	our inability to gain widespread acceptance of our PEER Reports;

●	our inability to prevail in convincing the United States Food and Drug Administration (the “FDA”), that our rEEG or PEER Online service does not constitute a medical device and should, therefore, not be subject to regulations;

●	the possible imposition of fines or penalties by the FDA for alleged violations of its rules and regulations;

●	our new subsidiary in telebehavioral health may be harmed by evolving governmental regulation;

●	our new subsidiary’s business model requires work with affiliated professional entities not owned by the Company;

●	our new subsidiary may require an expanded and maintained network of certified professionals;

●	our revenue and prospects for profitability may be harmed;

●	our business may be subject to additional regulations in the future that could increase our compliance costs;

●	our operating results may fluctuate significantly, and our stock price could decline or fluctuate if our results do not meet the expectation of analysts or investors;

●	our inability to achieve greater and broader market acceptance of our products and services in existing and new market segments;

●	any negative or unfavorable media coverage;

●	our inability to generate and commercialize additional products and services;

●	our inability to comply with the substantial and evolving regulation by state and federal authorities, which could hinder, delay or prevent us from commercializing our products and services;

●	our inability to successfully compete against existing and future competitors;

●	delays or failure in clinical trials;

●	any losses we may incur as a result of litigation;

●	our inability to manage and maintain the growth of our business;

●	our inability to protect our intellectual property rights;

●	employee relations;

●	possible security breaches;

●	possible medical liability claims;

●	possible personal injury claims in the future; and

●	our limited trading volume.

The forward-looking statements contained in this prospectus supplement or the documents incorporated by reference herein speak only as of their respective dates. Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all. Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider the following risk factors, the risk factors contained in the accompanying prospectus beginning on page 8 and in our Form 10-K for the year ended September 30, 2018 and in our quarterly and current reports filed thereafter, as well as other information contained or incorporated by reference in this prospectus supplement, before deciding to purchase any of our securities. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may become important factors that affect us. If any of these risks occur, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our securities.

Risks Related to this Offering and Our Securities

Although MYnd’s shares of common stock are now listed on the NASDAQ Capital Market, MYnd currently has a limited trading volume, which results in higher price volatility for, and reduced liquidity of, MYnd’s common stock.

Although MYnd’s common stock is listed on the NASDAQ Capital Market under the symbol “MYND,” trading volume in MYnd’s common stock has been limited and an active trading market for MYnd’s shares of common stock may never develop or be maintained. MYnd’s average trading volume of the last ninety days has been 231,701 shares. The absence of an active trading market increases price volatility and reduces the liquidity of MYnd’s common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.

If MYnd cannot continue to satisfy NASDAQ’s continuing listing criteria, NASDAQ may subsequently delist MYnd’s common stock.

NASDAQ requires us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock. Generally, we must maintain a minimum amount of stockholder’s equity (generally $2.5 million) and a minimum number of holders of our securities (generally 300 round lot holders). If we fail to meet any of the continuing listing requirements, our Common Stock may be subject to delisting. As March 31, 2019, we had stockholders ‘equity of approximately $512,100, and we are no longer in compliance with such continue listing requirement. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future. There can be no assurance that an active trading market for our Common Stock will develop or be sustained. We may choose to raise additional capital in order to increase our stockholders’ equity in order to meet the NASDAQ continued listing standards. Any additional equity financings may be financially dilutive to and will be dilutive from an ownership perspective to our stockholders, and such dilution may be significant based upon the size of such financing. Additionally, we cannot assure that such funding will be available on a timely basis, in needed quantities, or on terms favorable to us, if at all.

On February 21, 2019, the Company received a letter from The Nasdaq Stock Market ("Nasdaq") indicating that the Company was not compliant with the minimum stockholders' equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because the Company's stockholders' equity, as reported in the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2018, was below the required minimum of $2.5 million. Further, as of February 21, 2019, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. This notice of noncompliance has had no immediate impact on the continued listing or trading of the Company’s common stock on The Nasdaq Capital Market. On April 17, 2019, the Company received a letter from Nasdaq granting the Company an extension through August 20, 2019 to regain compliance with Listing Rule 5550(b). The terms of the extension are as follows:

●	On or before June 30, 2019, the Company must provide an update on the closing of the merger transaction. If the merger transaction is delayed or terminated for any reason, the Company must provide an updated plan of compliance. Upon review of the updated plan, Staff will determine if a further extension is warranted; and,

●	On or before August 20, 2019, the Company must complete its business combination with Emmaus and the post-merger company must file an application and receive approval to list its securities on the Nasdaq Stock Market.

No assurance can be given that the Company will be able to regain compliance prior to such date.

If and when a larger trading market for MYnd’s common stock develops, the market price of MYnd’s common stock is likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of MYnd’s common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond MYnd’s control, including, but not limited to:

●	quarterly variations in MYnd’s revenues and operating expenses;
●	developments in the financial markets and worldwide or regional economies;
●	announcements of innovations or new products, solutions or services by MYnd or MYnd’s competitors;
●	announcements by the government relating to regulations that govern MYnd’s industry;
●	significant sales of MYnd’s common stock or other securities in the open market;
●	variations in interest rates;
●	changes in the market valuations of other comparable companies; and
●	changes in accounting principles.

In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a stockholder were to file any such class action suit against MYnd, MYnd would incur substantial legal fees and MYnd’s management’s attention and resources would be diverted from operating MYnd’s business to respond to the litigation, which could harm MYnd’s business.

Recent and future sales of securities by MYnd in equity or debt financings could result in substantial dilution to MYnd’s existing stockholders and have a material adverse effect on MYnd’s earnings.

Recent and future sales of common stock or derivative securities by MYnd in private placements or public offerings could result in substantial dilution to MYnd’s existing stockholders. In addition, MYnd’s business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional solutions and services, or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of MYnd’s other activities, MYnd may issue additional equity securities that could dilute MYnd’s stockholders’ stock ownership. MYnd may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if MYnd acquire another company and this could negatively impact MYnd’s earnings and results of operations.

The sale of MYnd’s common stock to Aspire Capital may cause substantial dilution to MYnd’s existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of MYnd’s common stock to decline.

Pursuant to the terms of the First Purchase Agreement and Second Purchase Agreement, MYnd has registered for sale the Commitment Shares that MYnd has issued and additional shares that MYnd has already, or may in the future, sell to Aspire Capital under the First Purchase Agreement and Second Purchase Agreement. It is anticipated that the shares thereby registered will be sold over a period of up to approximately thirty months from the date of the related prospectus. The number of shares ultimately offered for sale by Aspire Capital under such prospectus will be dependent upon the number of shares MYnd elects to sell to Aspire Capital under the First Purchase Agreement and Second Purchase Agreement. Depending on a variety of factors, including market liquidity of MYnd’s common stock, the sale of shares under the Purchase Agreement may cause the trading price of MYnd’s common stock to decline.

As of September 30, 2018, MYnd has issued purchase notices to Aspire Capital under the First Purchase Agreement to purchase an aggregate of 1,180,000 shares of common stock, at a per share price of $2.00, resulting in gross cash proceeds of approximately $2.4 million. As of September 30, 2018, MYnd has issued purchase notices to Aspire Capital under the Second Purchase Agreement to purchase an aggregate of 884,671 shares of common stock, resulting in gross cash proceeds of approximately $1.9 million. On November 26, 2018, MYnd received shareholder approval to remove the exchange cap under the Second Purchase Agreement in compliance with the applicable listing rules of the Nasdaq Stock Market. Pursuant to Nasdaq Listing Rule 5635(d), shareholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by MYnd of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. Following receipt of shareholder approval, MYnd may issue an additional $8.1 million, up to an aggregate of $10 million, of common stock to Aspire Capital under the Second Purchase Agreement. Subsequent to December 31, 2018, the Company issued purchase notices to Aspire Capital to purchase 815,429 shares of common stock, at a weighted average per share price of $1.40, resulting in gross cash proceeds of approximately $1.1 million. The issuance of shares of common stock that were issued from time to time to Aspire Capital under the First and Second Purchase Agreement were exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Sales by Aspire Capital of shares acquired pursuant to the First Purchase Agreement and Second Purchase Agreement under an effective registration statement, may result in dilution to the interests of other holders of MYnd’s common stock. The sale of a substantial number of shares of MYnd’s common stock by Aspire Capital, or anticipation of such sales, could cause the trading price of MYnd’s common stock to decline or make it more difficult for MYnd to sell equity or equity-related securities in the future at a time and at a price that MYnd might otherwise desire. However, MYnd has the right under the First Purchase Agreement and Second Purchase Agreement to control the timing and amount of sales of MYnd’s shares to Aspire Capital.

Were MYnd’s common stock to be considered penny stock, and therefore subject to the penny stock rules, U.S. broker-dealers may be discouraged from effecting transactions in shares of MYnd’s common stock.

The U.S. Securities and Exchange Commission (the “SEC”) has adopted a number of rules to regulate “penny stock” that may restrict transactions involving shares of MYnd’s common stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). MYnd’s securities have in the past constituted “penny stock” within the meaning of the rule. Were MYnd’s common stock to again be considered “penny stock” and therefore become subject to the penny stock rules, the additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of MYnd’s common stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared in accordance with SEC standards relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Stockholders should be aware that, according to SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. MYnd’s management is aware of the abuses that have occurred historically in the penny stock market. Although MYnd does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to MYnd’s securities in the event MYnd’s common stock were to again be considered a penny stock and therefore become subject to penny stock rules.

Other than a dividend of warrants each exercisable for one share of common stock that was distributed on July 27, 2017, MYnd has not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of MYnd’s common stock.

MYnd currently intend to retain any future earnings to support the development and expansion of MYnd’s business and do not anticipate paying cash dividends in the foreseeable future. MYnd’s payment of any future dividends will be at the discretion of MYnd’s board of directors after taking into account various factors, including without limitation, MYnd’s financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that MYnd may be a party to at the time. To the extent MYnd does not pay dividends, MYnd’s stock may be less valuable because a return on investment will only occur if and to the extent MYnd’s stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of MYnd’s stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase MYnd’s common stock.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

MYnd’s certificate of incorporation gives MYnd’s board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of MYnd’s common stock. Although MYnd has no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, MYnd may issue such shares in the future.

MYnd’s officers, directors and principal stockholders can exert significant influence over MYnd and may make decisions that are not in the best interests of all stockholders.

MYnd’s officers, directors and principal stockholders (greater than 5% stockholders) collectively control approximately 25.24% of MYnd’s issued and outstanding common stock and 48.67% on a fully diluted basis (after giving effect to the full conversion of the Preferred Series A and A-1 shares). As a result, these stockholders are able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. This concentration of ownership of MYnd’s common stock could have the effect of delaying or preventing a change of control of MYnd or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of MYnd. This, in turn, could have a negative effect on the market price of MYnd’s common stock. It could also prevent MYnd’s stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with MYnd’s interests or the interests of other stockholders, and accordingly, they could cause MYnd to enter into transactions or agreements that MYnd would not otherwise consider.

Transactions involving MYnd’s common stock engaged in by MYnd’s largest stockholders, directors or executive officers may have an adverse effect on the price of MYnd’s stock.

MYnd’s officers, directors and principal stockholders (greater than 5% stockholders) collectively control approximately 25.24% of MYnd’s issued and outstanding common stock and 48.67% on a fully diluted basis (after giving effect to the full conversion of the Preferred Series A and A-1 shares). Subsequent sales of MYnd’s shares by these stockholders could have the effect of lowering MYnd’s stock price. The perceived risk associated with the possible sale of a large number of shares by these stockholders, or the adoption of significant short positions by hedge funds or other significant investors, could cause some of MYnd’s stockholders to sell their stock, thus causing the price of MYnd’s stock to decline. In addition, actual or anticipated downward pressure on MYnd’s stock price due to actual or anticipated sales of stock by MYnd’s directors or officers could cause other institutions or individuals to engage in short sales of MYnd’s common stock, which may further cause the price of MYnd’s stock to decline.

From time to time MYnd’s directors and executive officers may sell shares of MYnd’s common stock on the open market. These sales will be publicly disclosed in filings made with the SEC. In the future, MYnd’s directors and executive officers may sell a significant number of shares for a variety of reasons unrelated to the performance of MYnd’s business. MYnd’s stockholders may perceive these sales as a reflection on management’s view of the business and result in some stockholders selling their shares of MYnd’s common stock. These sales could cause the price of MYnd’s stock to drop.

Anti-takeover provisions may limit the ability of another party to acquire MYnd, which could cause MYnd’s stock price to decline.

Delaware law contains provisions that could discourage, delay or prevent a third party from acquiring MYnd, even if doing so may be beneficial to MYnd’s stockholders, which could cause MYnd’s stock price to decline. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of MYnd’s common stock.

Non-U.S. investors may have difficulty effecting service of process against MYnd or enforcing judgments against MYnd in courts of non-U.S. jurisdictions.

MYnd is a company incorporated under the laws of the State of Delaware. All of MYnd’s directors and officers reside in the United States. It may not be possible for non-U.S. investors to effect service of process within their own jurisdictions upon MYnd’s company and MYnd’s directors and officers. In addition, it may not be possible for non-U.S. investors to collect from MYnd’s company, its directors and officers, judgments obtained in courts in such non-U.S. jurisdictions predicated on non-U.S. legislation.

If securities or industry analysts do not publish or cease publishing research or reports about MYnd, MYnd’s business or MYnd’s market, or if they change their recommendations regarding MYnd’s stock adversely, MYnd’s stock price and trading volume could decline.

The trading market for MYnd’s common stock will be influenced by the research and reports that industry or securities analysts may publish about MYnd, MYnd’s business, MYnd’s market or MYnd’s competitors. If any of the analysts who may cover MYnd change their recommendation regarding MYnd’s stock adversely, or provide more favorable relative recommendations about MYnd’s competitors, MYnd’s stock price would likely decline. If any analyst who may cover MYnd were to cease coverage of MYnd’s company or fail to regularly publish reports on MYnd, MYnd could lose visibility in the financial markets, which in turn could cause MYnd’s stock price or trading volume to decline.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

You will experience immediate dilution in the book value per share of the Shares you purchase.

Investors who purchase our Shares in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the public offering price per share and the “as adjusted” net tangible book value per share after giving effect to the offering. After giving effect to an assumed sale of an aggregate of 2,776,491 Shares, the reported closing price of our Shares on the Nasdaq Capital Market on March 31, 2019, and after deducting the commissions and the estimated aggregate offering expenses payable by us, and our net tangible book value as of March 31, 2019, investors would suffer an immediate dilution of $0.886 per share in the net tangible book value of their Shares. This calculation assumes that all sales in this offering will occur at once. See “Dilution” on page S-23 for a more detailed discussion of the dilution you will incur in this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our Shares to decline or require us to issue shares at a price that is lower than that paid by holders of our Shares in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our Shares.

Risks Related to the Merger with Emmaus

Failure to complete the Merger may result in MYnd and Emmaus paying a termination fee or expenses to the other party and could harm the common stock price of MYnd and future business and operations of each company.

If the Merger is not completed, MYnd and Emmaus are subject to the following risks:

●	if the Merger Agreement is terminated under certain circumstances, MYnd will be required to pay Emmaus a termination fee of $750,000 and to reimburse Emmaus for up to $600,000 of transaction costs and expenses;

●	if the Merger Agreement is terminated under certain circumstances, Emmaus will be required to pay MYnd a termination fee of $750,000 or $1,600,000 and to reimburse MYnd for up to $600,000 of transaction costs and expenses;

●	the price of MYnd stock may decline and remain volatile, which may result in MYnd being delisted from The NASDAQ Capital Market; and

●	substantial costs related to the Merger, such as legal and accounting fees, which must be paid by MYnd and Emmaus even if the Merger is not completed.

In addition, if the Merger Agreement is terminated and the MYnd board of directors or Emmaus board of directors determines to seek another business combination, there can be no assurance that either MYnd or Emmaus will be able to find a partner willing to provide equivalent or more attractive strategic alternative than the Merger.

If the conditions to the Merger are not met, the Merger may not occur.

Even if the Merger is approved by the respective stockholders of MYnd and Emmaus, other specified conditions must be satisfied or waived to complete the Merger, including completion of the Merger by July 31, 2019. These conditions are set forth in the Merger Agreement entered into between MYnd and Emmaus. MYnd and Emmaus cannot assure you that all of the conditions will be satisfied, including completion of the Merger by the July 31, 2019 deadline. If the conditions are not satisfied or waived, the Merger may not occur or may be delayed, and MYnd and Emmaus each may lose some or all of the intended benefits of the Merger, the Spin-Off and the other transactions contemplated by the Merger Agreement.

The Merger may be completed even though material adverse changes may result from the announcement of the Merger, industry-wide changes and other causes.

In general, either MYnd or Emmaus can refuse to complete the Merger if there is a material adverse change affecting the other party between the date of the Merger Agreement and the closing. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change could be said to have a material adverse effect on MYnd or Emmaus, including:

●	any change in general economic or political conditions or the securities market in general after January 4, 2019 (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) to the extent they do not disproportionately affect either MYnd or Emmaus, taken as a whole;

●	any change in or affecting the industries in which either MYnd or Emmaus operate to the extent they do not disproportionately affect MYnd or Emmaus, respectively, taken as a whole;

●	any change, effect or circumstance resulting from the announcement or pendency of the Merger Agreement or the consummation of the Merger or the Spin-Off or compliance with the terms of the Merger Agreement;

●	the taking of any action, or the failure to take any action, by either MYnd or Emmaus required to comply with the terms of the Merger Agreement;

●	any changes in applicable laws or accounting rules after January 4, 2019;

●	continued losses from operations or increases in liabilities or decreases in cash balances of Emmaus not materially inconsistent with kind and degree of losses from operations and increases in liabilities and decreases in cash balances which have occurred between December 31, 2017 and January 4, 2019;

●	any failure by MYnd or Emmaus to meet any projections, forecasts or revenue or earnings projections; and

●	any natural or man-made disaster or acts of God or acts of war or terrorism.

If adverse changes occur and MYnd and Emmaus still complete the Merger, the combined company stock price may suffer. This in turn may reduce the value of the Merger to the stockholders of MYnd, Emmaus or both.

Some MYnd and Emmaus executive officers and directors have interests in the Merger that are different from yours and that may influence them to support or approve the Merger without regard to your interests.

Certain officers and directors of MYnd and Emmaus participate in arrangements that provide them with interests in the Merger that are different from yours, including, among others, the continued service as an officer or director of the combined company, continued indemnification and the potential ability to sell an increased number of shares of common stock of the combined company in accordance with Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. For example, certain of MYnd’s directors and executive officers have options, certain of which shall vest immediately prior to the date the Merger is consummated. One member of the MYnd board of directors is expected to continue as a director of MYnd upon the closing of the Merger, and all of MYnd’s directors and executive officers are entitled to certain indemnification and liability insurance coverage pursuant to the terms of the Merger Agreement and coverage pursuant to insurance policies maintained by MYnd.

Certain of Emmaus’ directors and executive officers hold Emmaus Options subject to vesting and Emmaus Warrants, which will be converted into and become MYnd Options and MYnd Warrants. Emmaus’ directors and executive officers are expected to become directors and executive officers of MYnd upon the closing of the Merger. Certain of Emmaus’ directors and executive officers also hold Emmaus Convertible Notes with conversion prices that may be below or above the current fair value of Emmaus common stock and which are expected to be converted into shares of Emmaus common stock immediately prior to the Merger, which shares will be converted into shares of MYnd common stock based upon the Exchange Rate in the same manner as other outstanding shares of Emmaus common stock.

There is no assurance as to the market price of the combined company common stock following the Merger.

The common stock of Emmaus is not traded in any established market, and all or substantially all of the business assets and liabilities of MYnd will be transferred to MYnd California in the Spin-Off, and there can be no assurance as to the market price of the combined company common stock following the Merger. The market price of the combined company will be affected by a number of factors, including:

●	whether the combined company is able to attract securities analyst coverage; and
●	whether the combined company’s business and prospects are consistent with the expectations of securities analysts.

During the pendency of the Merger, MYnd and Emmaus may not be able to enter into a business combination with another party on favorable terms because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

Covenants in the Merger Agreement impede the ability of MYnd and Emmaus to make acquisitions, subject to certain exceptions relating to fiduciaries duties, as set forth below, or complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any third party, subject to certain exceptions described below. These restrictions apply even if such transactions could be favorable to such party’s stockholders.

Emmaus stockholders are entitled to appraisal rights in connection with the Merger, and to the extent they exercise their appraisal rights, it could have a material adverse effect on the financial condition of the combined company.

The Merger Agreement provides as a condition to the closing of the Merger, or the Appraisal Rights Condition, that Emmaus stockholders not exercise appraisal rights with respect to more than 20% of the outstanding shares of Emmaus common stock. If the Appraisal Rights Condition is satisfied and the Merger is completed, to the extent Emmaus stockholders exercise their appraisal rights the combined company could be required to pay such Emmaus stockholders in cash the fair value of their Emmaus shares, as well as interest and legal fees, which could have a material, adverse effect on the financial condition of the combined company.

If the Merger does not qualify as a tax-free reorganization, the receipt of MYnd common stock pursuant to the Merger could be fully taxable to all Emmaus stockholders.

Each of MYnd and Emmaus intends the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, completion of the Merger is not conditioned upon receipt of an opinion from counsel dated as of the closing date that the Merger qualifies as a reorganization. The tax opinion received by MYnd as of the effective date of this joint proxy statement/prospectus is based on representation letters delivered as of such date by MYnd and Emmaus pertaining to factual matters and on certain factual assumptions, including with respect to the number of Emmaus shares held by, and the amount of consideration payable to, Emmaus stockholders, if any, that exercise appraisal rights. If any of these assumptions or representations proves incorrect, for example, if there is a change in applicable law or if consideration paid to Emmaus stockholders exercising appraisal rights is significant, the Merger could be fully taxable to all Emmaus stockholders. Further, no ruling from the IRS has been or will be requested with respect to the tax consequences of the Merger. Opinions of counsel do not bind the courts or the IRS, nor will they preclude the IRS from adopting the position contrary to those expressed in the opinions.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of MYnd and Emmaus from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when such party’s board of directors determines in good faith that an unsolicited alternative takeover proposal is or is reasonably likely to lead to a superior takeover proposal and is reasonably capable of being consummated and that failure to cooperate with the proponent of the proposal is reasonably likely to result in a breach of the directors’ fiduciary duties. If the Merger Agreement is terminated under certain circumstances by either MYnd or Emmaus, the terminating party will be required to pay the other party termination fees of $750,000 or $1,600,000. In addition, MYnd or Emmaus will be required in some circumstances to reimburse the other party for expenses incurred in connection with the Merger, up to a maximum of $600,000. The termination fees may discourage third parties from submitting alternative takeover proposals to MYnd or Emmaus or their stockholders and may cause the respective boards of directors to be less inclined to recommend an alternative proposal.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Shares that we are offering, after deducting the placement agent fee, will be approximately $2.63 million.

We will retain broad discretion over the use of the net proceeds from this offering. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes. This anticipated use of net proceeds represents our intentions based upon our current plans and business conditions.

Under the Securities Purchase Agreement, we are prohibited from using the proceeds of the offering for (i) the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices), (ii) the redemption of any common stock or common stock equivalents, or (iii) in violation of regulations under the Foreign Corrupt Practices Act of 1977 or the Office of Foreign Assets Control of the U.S. Treasury Department.

Pending the use of the net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

CAPITALIZATION

The following sets forth our cash and cash equivalents and capitalization on a consolidated basis as of March 31, 2019. We have presented our capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of the Shares offered hereby, but not the application of the net proceeds from the issuance and sale of such Shares. See “Use of Proceeds.” You should read the following table along with our financial statements and the accompanying notes to those statements, together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended September 30, 2018, and in our subsequent Quarterly Reports and Current Reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2019
	(in thousands, except par value) Actual	As Adjusted
Cash and Cash Equivalents	1,203,200	3,736,979
Debt	728,400	728,400
Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 authorized; 1,500,000 shares of Series A Preferred Stock and 500,000 shares of Series A-1 authorized; 550,000 shares of Series A Preferred Stock and 500,000 shares of Series A-1 issued and outstanding as of March 31, 2019 and as of September 30, 2018; aggregate liquidation preference of $1,968,750 as of March 31, 2019 and as of September 30, 2018;	1,100	1,100
Common stock, $0.001 par value; 250,000,000 shares authorized as of March 31, 2019 and September 30, 2018 respectively, 8,936,695 and 7,407,254 shares issued and outstanding as of March 31, 2019 and September 30, 2018, respectively;	8,900	11,676
Additional paid-in capital	91,895,900	94,429,679
Accumulated deficit	(89,881,400)	(89,881,400)
	2,024,500	4,561,056
Non-controlling interest	(1,512,400)	(1,512,400)

Total stockholders’ equity	512,100	3,048,646

Total capitalization	1,240,500	3,777,046

DIVIDEND POLICY

We have not paid any cash dividends on the Common Stock, and it is unlikely that any cash dividends will be declared or paid on any series of our Common Stock in the foreseeable future. Instead, we plan to retain our cash for use in financing our future operations and growth.

DILUTION

Our net tangible book value as of March 31, 2019 was approximately $(963,100) or $(0.108) per Share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2019. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our Shares in this offering and the net tangible book value per share of our Shares immediately after this offering.

After giving effect to the sale of 2,776,491 Shares in this offering at the offering price of $1.02 per Share, and after deducting placement agent fees for this offering, our as adjusted net tangible book value as of March 31, 2019, would have been approximately $1.57 million, or $0.134 per share. This represents an immediate increase in net tangible book value of $0.242 per Share to existing stockholders and immediate dilution in net tangible book value of $0.886 per Share to investors purchasing our Shares in this offering at the public offering price. The following table illustrates this dilution on a per Share basis:

Public offering price per Share	$1.02
Net tangible book value per Share of as March 31, 2019	$(0.108)
Increase in net tangible book value per Share attributable to investors in this offering	$0.242
As adjusted net tangible book value per Share after this offering	$0.134
Dilution per Share to investors in this offering	$0.886

The number of Shares to be outstanding after the offering is based on the number of Shares outstanding as of March 31, 2019. As of that date, we had 8,936,695 Shares outstanding, excluding:

●	1,050,000 shares issuable upon conversion of our series A and series A-1 preferred stock; and

●	1,629,935 shares issuable upon exercise of currently outstanding options to purchase our common stock

●	6,075,319 shares issuable upon exercise of currently outstanding warrants; and

●	194,354 shares issuable upon exercise of the warrants issuable to the Placement Agent.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement between us and T.R. Winston & Company, LLC (“TRW”) we have engaged TRW as our exclusive placement agent to solicit offers to purchase the shares in this offering. The placement agent is not purchasing or selling any of the shares we are offering, and it is not required to arrange the purchase or sale of any specific number of shares or dollar amount, but it has agreed to use commercially reasonable efforts to arrange for the sale of the shares. The placement agent may retain sub-agents and selected dealers in connection with this offering.

The placement agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. All of the shares will be sold at the same price and, we expect, at a single closing for the funds to be paid. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the shares will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;

●	TRW, as placement agent, will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

●	we will deliver 2,776,491 shares to the investors.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent cash fees equal to seven percent (7%) of the gross proceeds from the sale of the shares in this offering and have agreed to reimburse the placement agent for its expenses (including legal fees of its counsel) incurred in connection with the offering. The following table shows the per share and total placement agent fee we will pay to the placement agent in connection with the sale of the shares, assuming the purchase of all of the shares we are offering.

Per share	$0.0714
Total	$198,241.46

In addition we have agreed to issue such number of warrants to the placement agent to purchase shares of common stock equal to seven percent (7%) of the aggregate number of shares sold in the transaction. The warrants shall have a term of exercise that expires five years from the closing date and shall have an exercise price equal to $1.02. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2,533,779.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), and liabilities arising from breaches and representations and warranties by us as contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agency agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with this offering.

TRW may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, TRW would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by TRW acting as principal. Under these rules and regulations, TRW:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Listing

Our common stock is listed on the Nasdaq under the symbol “MYND.”

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The placement agent may arrange to sell common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Affiliations

The placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Dentons US LLP, New York, New York. Ellenoff Grossman & Schole LLP has acted as counsel for the placement agent.

EXPERTS

Marcum, LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended September 30, 2018 and 2017, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on the report of Marcum, LLP given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including MYnd Analytics, Inc. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 26522 La Alameda, Suite 290, Mission Viejo, California 92691 or telephoning us at (949) 420-4400.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.myndanalytics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Commission (except in each case, any disclosure on Items 2.02 and 7.01 of Form 8-K) will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

●	our Annual Report on Form 10-K for the year ended September 30, 2018, filed on December 11, 2018;

●	our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2018, filed on February 14, 2019 and for the quarter ended March 31, 2019, filed on May 13, 2019;

●	our Current Reports on Form 8-K filed on December 12, 2018; January 7, 2019; February 22, 2019; March 5, 2019 and April 4, 2019;

●	the description of our Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-35527), filed with the SEC on April 26, 2012 and July 13, 2017, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

MYnd Analytics, Inc.

26522 La Alameda, Suite 290

Mission Viejo, California 92691

Telephone: (949) 420-4400

You also may access these filings on our Internet site at www.myndanalytics.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you. Neither we nor the selling stockholder authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery.

PROSPECTUS

$75,000,000

MYnd Analytics, Inc.

Preferred Stock

Common Stock

Warrants

Units

From time to time, we may offer and sell preferred stock, common stock or warrants or any combination of those securities, either individually or in units, in one or more offerings. The aggregate public offering price of the securities offered by us pursuant to this prospectus will not exceed $75,000,000.

 This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the prices at which those securities will be sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities offered by us pursuant to this prospectus may be sold directly to investors, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or in any other manner as described under the heading “Plan of Distribution” and in the corresponding section in the applicable prospectus supplement.  Each time we offer securities, the relevant prospectus supplement will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from such offering.

 Shares of our Common Stock (the “Common Stock”) are listed on the Nasdaq Stock Market under the trading symbol “MYND.”  Any securities sold pursuant to this prospectus and any prospectus supplement may be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing of the securities covered by the prospectus supplement on any national securities exchange.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2018.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. You should rely only on the information we have provided or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. Using this prospectus, we may offer up to a total dollar amount of $75,000,000 of these securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus is a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the Commission that contain information about us and the business conducted by us. Before you decide whether to invest in a particular offering of any securities registered hereby, you should read this prospectus, the prospectus supplement relating to that particular offering and any free writing prospectus that we may authorize to be provided to you and the information we file with the Commission.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “MYnd,” the “Company,” “we,” “us” and “our” refer and relate to MYnd Analytics, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including such terms as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking.  Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning: our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time during which our existing resources will enable us to fund our operations.

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Examples of the risks and uncertainties include, but are not limited to:

●	our need for immediate additional funding to support our operations and capital expenditures;

●	our ability to successfully maintain listing of our shares of common stock on the Nasdaq Capital Market, particularity given recent notice that our stockholder equity is below the required level;

●	our history of operating losses;

●	our inability to gain widespread acceptance of our PEER Reports;

●	our inability to prevail in convincing the United States Food and Drug Administration (the “FDA”), that our rEEG or PEER Online service does not constitute a medical device and should, therefore, not be subject to regulations;

●	the possible imposition of fines or penalties by the FDA for alleged violations of its rules and regulations;

●	our new subsidiary in telebehavioral health may be harmed by evolving governmental regulation;

●	our new subsidiary’s business model requires work with affiliated professional entities not owned by the Company;

●	our new subsidiary may require an expanded and maintained network of certified professionals;

●	our revenue and prospects for profitability may be harmed;

●	our business may be subject to additional regulations in the future that could increase our compliance costs;

●	our operating results may fluctuate significantly and our stock price could decline or fluctuate if our results do not meet the expectation of analysts or investors;

●	our intellectual property position;

●	our inability to achieve greater and broader market acceptance of our products and services in existing and new market segments;

●	any negative or unfavorable media coverage;

●	our inability to generate and commercialize additional products and services;

●	our inability to comply with the substantial and evolving regulation by state and federal authorities, which could hinder, delay or prevent us from commercializing our products and services;

●	our inability to successfully compete against existing and future competitors;

●	delays or failure in clinical trials;

●	any losses we may incur as a result of litigation;

●	our inability to manage and maintain the growth of our business;

●	our inability to protect our intellectual property rights;

●	employee relations;

●	possible security breaches;

●	possible medical liability claims;

●	our ability to sell common stock to Aspire Capital Fund LLC under our current common stock purchase agreement;

●	possible personal injury claims in the future; and

●	our limited trading volume.

Additional risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found under “Risk Factors” contained in our filings with the SEC.

The forward-looking statements contained in this prospectus or the documents incorporated by reference herein speak only as of their respective dates.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all.  Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information about us and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the financial statements and notes thereto appearing in our Annual and Quarterly Reports, which are incorporated herein by reference. Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus carefully, including the matters set forth under the caption “Risk Factors,” any accompanying prospectus supplement and the other documents incorporated by reference herein and therein.

Business Overview

MYnd Analytics, Inc. (the “Company” or “MYnd”) employs a clinically validated scalable technology platform to support personalized care for mental health patients. The Company utilizes its patented machine learning, artificial intelligence, data analytics platform for the delivery of telebehavioral health services and its PEER predictive analytics product offering. On November 13, 2017, the Company acquired Arcadian Telepsychiatry Services LLC (“Arcadian”), which manages the delivery of telepsychiatry and telebehavioral health services through a nationwide network of licensed and credentialed psychiatrists, psychologists and master’s-level therapists. The Company is commercializing its PEER predictive analytics tool to help physicians reduce trial and error treatment in mental health. MYnd’s patented, clinically validated technology platform (“PEER Online”) utilizes complex algorithms to analyze electroencephalograms (“EEGs”) to generate Psychiatric EEG Evaluation Registry (“PEER”) Reports to predict individual responses to a range of medications prescribed for the treatment of behavioral disorders including depression, anxiety, bipolar disorder, post-traumatic stress disorder (“PTSD”) and other non-psychotic disorders.

The Market for Telebehavioral Health and Predictive Healthcare

Telebehavioral health services involve the use of video conferencing equipment to conduct real time mental health consultations between a clinician and patient including individuals living in underserved areas or those with limited access to services. Over eighty-nine million Americans live in federally designated Mental Health Professional Shortage Areas. Two-thirds of U.S. primary care physicians report not having adequate access to psychiatric care for their patients. Arcadian facilitates on-demand telebehavioral health services to expedite assessment, diagnosis, treatment, and disposition of patients in a wide variety of settings.

Arcadian Telepsychiatry Services LLC

Arcadian Telepsychiatry Services LLC, our wholly owned subsidiary acquired in November 2017, manages the delivery of telebehavioral health services through a multi-state network of licensed and credentialed psychiatrists, psychologists and other behavioral health therapists (“Providers”). Although many companies provide broad telehealth services within the United States, only a few companies have a primary focus on telepsychiatry and telebehavioral health. Arcadian’s business model is unique, because it has access to a broad network of licensed behavioral health professionals exclusively focused on telepsychiatry and telebehavioral health. These Providers collectively offer a full suite of behavioral health and wellness services, including short-term (urgent), medium-term (rehabilitation) and long-term (management) behavioral care.

Arcadian’s telehealth service delivery model is optimized to deliver behavioral health care anytime and anywhere, offering unprecedented access to behavioral health services. All technology for scheduling and videoconferencing is accessible through a secure portal, creating a seamless experience for the patient, referring physician, and Arcadian provider. The Providers’ services include initial and follow-up psychiatric evaluations and diagnoses, medication prescribing and monitoring, urgent on-call evaluations, forensic and legal evaluations, individual and family counseling (e.g., grief, behavior problems, job loss) and drug and alcohol abuse rehabilitation counseling. Arcadian also arranges for services through Employee Assistance Programs (teleEAP) that many employers include as part of their employee benefits packages.

Arcadian contracts for most of its Providers’ services through contracts (each a “Service Agreement”) with the Providers. Neither the Company nor Arcadian has an ownership interest in any Provider, nor any employment relationships with any Provider with which it has a Service Agreement. All Providers are required to maintain proper state licensing, credentialing and malpractice insurance. In a typical Service Agreement, Arcadian provides certain management and administrative services in support of the Providers’ non-medical functions and the Providers provide telebehavioral health services.

Arcadian and its Providers currently have contracts with 22 insurance companies, human capital management corporations (i.e., EAP benefits), outpatient diagnostic and treatment centers, drug and alcohol rehabilitation centers (outpatient and residential), community behavioral health clinics, treatment and rehabilitation centers, corrections facilities, and post-acute care centers. Arcadian is exploring expansion opportunities by providing services to emergency departments, schools (K-12 and college) and large employers. Arcadian’s contracts span from Pennsylvania to California and North Dakota to Louisiana and Texas.

PEER Report and PEER Online Database

A PEER Report is a personalized report for a patient which is generated after the patient receives an EEG. An EEG is a painless, non-invasive test that records the brain’s electrical activity and provides a basis for comparison against others within the PEER database. MYnd utilizes AI, machine learning and data analytics in order to inform therapeutic regimens, thereby improving patient outcomes and reducing healthcare costs. The PEER Reports use data from EEG tests, outcomes and machine learning to identify endophenotypic markers of drug response. This big data approach has allowed MYnd to generate a large clinical registry and database of predictive algorithms from more than 10,000 unique patients with psychiatric or addictive problems and 38,000 clinical outcomes.

The PEER Online database is maintained in two parts:

1.       The QEEG Database

The QEEG Database includes EEG recordings and neurometric data derived from analysis of these recordings. QEEG is a standard measure that adds cloud-based computerized statistical analysis to traditional EEG studies. We have used two separate QEEG databases from different vendors, which provide statistical and normative information in the generation of a PEER Report.

2.       The PEER Outcomes Database

The PEER Outcomes Database consists of physician-provided assessments of the clinical long-term outcomes of patients and their associated medications. The clinical outcomes of patients are recorded using an industry-standard outcome rating scale, the Clinical Global Impression-Improvement scale (“CGI-I”). The CGI-I allows a clinician to rate how much the patient’s illness has improved or worsened relative to a baseline state. A patient’s illness is compared to change over time and rated as: very much improved, much improved, minimally improved, no change, minimally worse, much worse, or very much worse. The format of the data is standardized and that standard is enforced at the time of capture by a software application. Outcome data is input into the database by the treating physician or their office staff. Each physician has access to their patient data through the software tool that captures the clinical outcome data.

Analysts have identified predictive healthcare as one of the fastest-growing markets in healthcare, particularly, healthcare startups using advanced machine learning algorithms for medical imaging and diagnostics, remote patient monitoring, and risk prediction. The global healthcare analytics market is expected to reach USD $42.8 billion by 2024, according to a report by Grand View Research, Inc. Efforts to reduce the spiraling healthcare costs are facilitating the usage of healthcare analytics. Additionally, the benefits of healthcare analytics include the improvement of patient access to customized care, the furthering of transparent operations to enable better public oversight, and innovation in patient care delivery and services.

Marketing and Sales

The Company will pursue aggressively the expansion of its Arcadian telebehavioral health network, by increasing the number of contracted payors and providers and its geographic reach. The Company will continue to focus marketing efforts on the geographies where there might be fewer available therapists as it continues to develop Arcadian’s network. The Company will rely upon its in-house marketing staff to continue to market Arcadian services to insurance companies, EAPs and community behavioral health centers.

The Company will actively pursue cross sales of Arcadian managed care and health system clients. The Company will continue to market paid pilot programs such as the Horizon Blue Cross Blue Shield pilot, while it campaigns for coverage determinations from large health plans and health systems.

The Company also plans to bring this platform to primary care providers, currently the main locus of treatment for behavioral disorders and a physician group that deals every day with the limited access to behavioral health specialists and the poor efficacy of current treatments.

Acquisition of Arcadian Telepsychiatry Services LLC

On November 13, 2017, the Company entered into an equity purchase agreement (the “Agreement”) with Arcadian and Mr. Robert Plotkin, pursuant to which the Company acquired all of the issued and outstanding membership interests (the “Equity Interests”) of Arcadian from Mr. Plotkin. In consideration for the Equity Interests, the Company entered into an employment agreement with Mr. Plotkin, pursuant to which the Company will continue to employ Mr. Plotkin as the CEO of Arcadian for an annual salary of $215,000, and granted him 35,000 options to purchase common stock of the Company. In addition, the Company entered into the Guaranty (as described below).

In connection with the Agreement, Arcadian entered into the Side Agreement and Seed Capital Amendment with Ben Franklin Technology Partners of Southeastern Pennsylvania (“BFTP”), pursuant to which BFTP waived its rights (a) to an equity conversion contemplated by the existing funding agreements (as they may be amended, supplemented or otherwise modified from time to time, the “BFTP Loan Documents”) between Arcadian and BFTP, under which BFTP has loaned Arcadian, as of August 31, 2017, the aggregate principal amount of $700,000 and upon which an aggregate of $85,496 of interest had then accrued (collectively, the “Loan Amount”) and (b) to act as an observer to Arcadian’s board. Under the Side Agreement and Seed Capital Amendment, Arcadian acknowledged and reaffirmed all of BFTP’s claims, encumbrances granted by Arcadian to BFTP, and BFTP’s other rights, interests and remedies pursuant to the BFTP Loan Documents and otherwise. The effectiveness of the Side Agreement and Seed Capital Amendment are conditioned upon (i) Arcadian making a one-time payment to BFTP of $175,000 as payment for the redemption and cancellation of two warrants to purchase equity interests in Arcadian and (ii) the Company entering into a guaranty with respect to Arcadian’s obligations (including the Loan Amount) to BFTP under the BFTP Loan Documents, as amended by the Side Agreement and Seed Capital Amendment. Upon satisfaction of the foregoing conditions, the aforementioned BFTP rights will be waived and the BFTP warrants will be cancelled. The Side Agreement and Seed Capital Amendment further provide that following the closing of the transactions contemplated by the Agreement, the Company will be obligated to complete all financial reporting to BFTP required under the BFTP Loan Documents.

In addition, the Company executed an absolute, unconditional, irrevocable and continuing guaranty and suretyship (the “Guaranty”) in favor of BFTP, pursuant to which it unconditionally guaranteed the prompt payment and performance, when due, of all loans (including the Loan Amount), advances, debts, liabilities, obligations, covenants and duties owing by Arcadian to BFTP under the BFTP Loan Documents. Under the Guaranty, if Arcadian defaults under any obligation under the BFTP Loan Documents, the Company will be required to pay the amount then due to BFTP. The Guaranty contains representations, warranties, covenants, conditions, events of default and indemnities that are customary for agreements of this type.

Corporate Background

The Company was incorporated in Delaware on March 20, 1987, under the name Age Research, Inc. Prior to January 16, 2007, the Company (then called Strativation, Inc.) existed as a “shell company” with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. On January 16, 2007, we entered into an Agreement and Plan of Merger with CNS Response, Inc., a California corporation formed on January 11, 2000 (“CNS California”), and CNS Merger Corporation, a California corporation and our wholly-owned subsidiary (“MergerCo”) pursuant to which we agreed to acquire CNS California in a merger transaction wherein MergerCo would merge with and into CNS California, with CNS California being the surviving corporation (the “Merger”). On March 7, 2007, the Merger closed, CNS California became our wholly-owned subsidiary, and on the same date we changed our corporate name from Strativation, Inc. to CNS Response, Inc.

At the meeting of shareholders of CNS Response, Inc. held on October 28, 2015, the shareholders approved a proposal to change the Company’s name to MYnd Analytics, Inc. The Company’s charter was amended on November 2, 2015.

The Company actively operates its businesses through MYnd Analytics, Inc. (California) (formerly called CNS Response, Inc. (California) until November 22, 2017) and, until September 30, 2012, also operated the Neuro-Therapy Clinic, Inc. (“NTC”), which was acquired as a wholly-owned subsidiary in January 2008, when it was the Company’s largest customer. NTC operations were discontinued effective September 30, 2012, as the Company chose to focus its limited cash resources on its clinical trial.

Our current address is 26522 La Alameda, Suite 290, Mission Viejo, California 92691. Our telephone number is (949) 420-4400 and we maintain a website at www.MYndAnalytics.com. The reference to our web address does not constitute incorporation by reference of the information contained at this site.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks described below or in any applicable prospectus supplement and other information, including our financial statements and related notes previously included in our periodic reports, filed with the Commission, and in the documents incorporated therein by reference before deciding to invest in our securities. However, those risks are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The following risks, among others, could cause our actual results, performance, achievements or industry results to differ materially from those expressed in our forward-looking statements contained herein and presented elsewhere by management from time to time. If any of the following risks actually occurs, our business prospects, financial condition or results of operations could be materially harmed. In such case, the market price of our securities would likely decline and you could lose all or part of your investment.

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors described below, the risk factors described under the heading “Risk Factors” contained in Part I, Item IA in our most recent Annual Report on Form 10-K and any risk factors disclosed under the heading “Risk Factors” in Part II, Item 1A in any Quarterly Report on Form 10-Q that we file after our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

Risks Pertaining to Our Common Stock

Ownership of our common stock will entail certain risks associated with the volatility of prices for our shares and the fact that we do not pay dividends on our common stock.

The price of our common stock may rise and fall rapidly.

The market price of our common stock like that of the shares of many biotechnology companies, is highly volatile. The price of our common stock may rise or fall rapidly as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of our common stock;

●	results of preclinical testing or clinical trials of our product candidates or those of our competitors;

●	announcements about us or about our competitors, including clinical trial results, regulatory approvals, new product introductions and commercial results;

●	the cost of our development programs;

●	the success of competitive products or technologies;

●	litigation and other developments relating to our issued patents or patent applications or other proprietary rights or those of our competitors;

●	conditions in the pharmaceutical or biotechnology industries;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us, including the failure of our earnings to meet analysts’ expectations; and

●	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have been experiencing extreme price and volume fluctuations which have affected the market price of the equity securities without regard to the operating performance of the issuing companies. Broad market fluctuations, as well as industry factors and general economic and political conditions, may adversely affect the market price of our common stock.

Our stock price could decline due to the large number of outstanding shares of our common stock eligible for future sale.

Sales of substantial amounts of our common stock in the public market, or the perception that those sales could occur, could cause the market price of our common stock to decline. Sales of substantial amounts of common stock could also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

We do not currently intend to pay dividends on any of our classes of securities and, consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our securities.

We have never declared or paid any cash dividends on any class of our securities. We currently intend to retain any future earnings to fund our future growth and do not expect to declare or pay any dividend on any class of our securities in the foreseeable future. As a result, you may only realize a gain on your investment in our securities if the market price of our securities appreciates and you sell your securities at a price above your cost after accounting for any taxes. The price of our securities may not appreciate in value or ever exceed the price that you paid for our securities.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders. We are currently authorized to issue an aggregate of 250,000,000 shares of common stock. We are also authorized to issue 15,000,000 shares of “blank check” preferred stock. As of June 7, 2018, we had issued and outstanding 6,039,375 shares of Common Stock, 550,000 shares of Series A Preferred Stock, par value $0.001 per share and 500,000 shares of Series A-1 Preferred Stock, par value $0.001 per share. We have also reserved 5,617,481 shares of Common Stock for issuance upon the exercise of outstanding warrants. We have also reserved 1,500,000 shares of Common Stock for issuance under our stock option plan, of which, 216,890 shares are available for issuance.

We may issue additional shares of Common Stock or other securities in order to raise additional capital, or in connection with hiring or retaining employees or consultants, or in connection with future acquisitions of licenses to technology or rights to acquire products, in connection with future business acquisitions, or for other business purposes. The future issuance of any such additional shares of common stock or other securities may create downward pressure on the trading price of our Common Stock.

We may also issue 15,000,000 shares of preferred stock having rights, preferences, and privileges senior to the rights of our common stock with respect to dividends, rights to share in distributions of our assets if we liquidate our company, or voting rights. Any preferred stock may also be convertible into common stock on terms that would be dilutive to holders of common stock.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby.  Except as may be otherwise described in a prospectus supplement or a free writing prospectus in connection with a specific offering, we currently anticipate using any net proceeds to us for general corporate purposes.  The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors.

Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DESCRIPTION OF CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation currently authorizes us to issue an aggregate of 265,000,000 shares of capital stock, of which (i) 250,000,000 are shares of common stock par value $0.001 per share (“Common Stock”), and (ii) 15,000,000 are shares of “blank check” preferred stock (the “Preferred Stock”), par value $0.001 per share.

As of June 7, 2018, we had 6,039,375 shares of Common Stock issued and outstanding and as of March 31, 2018 we had an additional 5,617,481 shares of Common Stock issuable upon exercise of outstanding options and warrants. As of June 7, 2018, we had 550,000 shares of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) issued and outstanding and 500,000 shares of Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) issued and outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

Preferred Stock

Our certificate of incorporation currently authorizes the issuance of up to 15,000,000 shares of Preferred Stock. We may issue Preferred Stock in one or more series, at any time, with such powers, preferences, and rights, and qualifications, limitations and restrictions as our Board of Directors may determine, all without further action of our shareholders. Our Board of Directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. Any series of Preferred Stock which may be authorized by the Board of Directors in the future may be senior to and have greater rights and preferences than the Common Stock. As of June 7, 2018 we had 550,000 shares of Series A Preferred Stock issued and outstanding and 500,000 shares of Series A-1 Preferred Stock issued and outstanding. For additional information pertaining to the rights and privileges of the Series A Preferred Stock and the Series A-1 Preferred Stock, please refer to Current Report on Form 8-K filed with the Commission on April 3, 2018 and May 4, 2018, respectively incorporated herein by reference.

Common Stock

Rights and Preferences

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.

Voting Rights

Each holder of record of Common Stock is entitled to one vote for each outstanding share of Common Stock owned on every matter properly submitted to the shareholders for their vote.

Subject to any voting rights that might be afforded to holders of any Preferred Stock that might be outstanding, matters submitted to our shareholders for a vote will generally require for approval the affirmative vote of a majority of the shares of stock entitled to vote on the matter, without distinction as to class or series, present and voting at a meeting of shareholders at which a quorum is present, unless Delaware law requires a different vote. Delaware law requires the following vote for approval of the following matters:

●	A merger or consolidation for which a vote of our shareholders is required, or a sale of all or substantially all of our assets, or a corporate dissolution, will require the affirmative vote of a majority of the outstanding shares of stock entitled to vote on the matter, without distinction as to class or series.

●	An amendment of our certificate of incorporation will require the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, and a majority of the outstanding stock of each class entitled to vote on the amendment as a class. Under Delaware law, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote on the amendment by our certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class, or alter or change the powers, preferences, or special rights of the shares of the class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of the vote required to approve the amendment.

●	Directors may be elected by a plurality of the shares of stock entitled to vote, voted at a meeting at which a quorum is present.

●	Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders. Any action required or that may be taken at any annual or special meeting of our shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted.

Dividend Rights

Subject to the dividend rights of holders of any shares of the Preferred Stock that may be issued from time to time, holders of our Common Stock are entitled to any dividend declared by the Board of Directors out of funds legally available for that purpose. We have not paid any cash dividends on the Common Stock, and it is unlikely that any cash dividends will be declared or paid on any series of our Common Stock in the foreseeable future. Instead, we plan to retain our cash for use in financing our future operations and growth.

Liquidation Rights

Subject to the prior payment of the liquidation preference to holders of any shares of Preferred Stock that may be issued, holders of Common Stock are entitled to receive on a pro rata basis, all of our remaining assets available for distribution to the holders of Common Stock in the event of the liquidation, dissolution, or winding up of our operations.

Preemptive Rights

Holders of our Common Stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any series of our capital stock.

Outstanding Warrants

As of March 31, 2018, there are 5,617,481 shares of Common Stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $4.74.

Delaware Law

Delaware Statutory Business Combinations Provision

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock. Section 203 could discourage or make it more difficult to effect a change in our management or the acquisition of control by a holder of a substantial amount of our voting stock, even if our stockholders might consider such a change to be in their best interest. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Stock Exchange Listing

Our Common Stock is listed on the Nasdaq Stock Market under the trading symbol “MYND.”

DESCRIPTION OF WARRANTS

General

Pursuant to this prospectus, we may issue, in one or more series, warrants to purchase Preferred Stock or Common Stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. While the following terms described below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement for a particular series of warrants may specify different or additional terms than those specified below.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;

●	the securities (i.e., Preferred Stock or Common Stock) for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	if applicable, the designation and terms of the Preferred Stock or Common Stock with which the warrants are issued, and the number of warrants issued with each share of Preferred Stock or Common Stock;

●	the aggregate number of warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in an applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, preferred stock, warrants and/or units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if applicable, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in an applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section will apply to each unit, and, if the unit contains any preferred stock, common stock, or warrant, then the provisions as described under “Description of Capital Stock,” and “Description of Warrants,” shall apply to each unit, as applicable.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. We may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. We and our agents reserve the right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement or post-effective amendment, which we will file each time we effect an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

We and our agents, dealers and underwriters, as applicable, may sell the securities being offered by us in this prospectus from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the applicable prospectus supplement or amendment.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

We may engage in at the market offerings of our securities. An at the market offering is an offering of our securities at a fixed price through a market maker. We shall name any underwriter that we engage for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. We shall also describe any additional details of our arrangement with such underwriter, including commissions or fees paid, or discounts offered, by us and whether such underwriter is acting as principal or agent, in the related prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed with the Commission. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Our Common Stock is listed on the Nasdaq Stock Market under the symbol “MYND.” The other securities offered hereby are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by us in compliance with all other applicable state securities laws and regulations.

We shall pay all expenses of the registration of the securities.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for us by Dentons US LLP, New York, New York.

EXPERTS

Marcum, LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2017, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on the report of Marcum, LLP, given on their authority as experts in accounting and auditing.

Our statements of operations, comprehensive loss, stockholders’ equity and cash flows for the year ended September 30, 2016 have been audited by Anton & Chia, LLP, as stated in their report which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Investor Relations, at the following address or telephone number: MYnd Analytics, Inc., 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, Attention: Investor Relations; (949) 420-4400. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our corporate website at http://www.MyndAnalytics.com. Our website and the information contained therein or connected thereto is not incorporated into this Registration Statement.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

●	our Quarterly Reports on Form 10-Q for the periods ended December 31, 2017, filed with the Commission on February 20, 2018 and March 31, 2018, filed with the Commission on May 14, 2018;

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the Commission on December 29, 2017;

●	our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 1, 2018, used in connection with the 2018 annual meeting of stockholders that was held on April 4, 2018;

●	our Current Reports on Form 8-K filed with the Commission on January 5, 2018, January 22, 2018 and February 20, 2018, February 23, 2018, April 3, 2018, April 9, 2018, April 20, 2018, April 24, 2018, May 4, 2018, May 15, 2018 and May 22, 2018, as amended by the Current Report on Form 8-K/A filed with the Commission on May 24, 2018;

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on April 26, 2012 and July 13, 2017, including any amendments or reports filed for the purpose of updating such descriptions.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this prospectus. Requests for such documents may be made by contacting Investor Relations, at the following address or telephone number: MYnd Analytics, Inc., 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, Attention: Investor Relations; (949) 420-4400.

2,776,491

Shares of Common Stock

PROSPECTUS SUPPLEMENT

May 22, 2019